PACIFIC VENTURES GROUP

(OTCMKTS: PACV)

Southwest focused, customer-centric, food distribution platform for top quality proteins and produce

Forward Looking Statements

Certain statements made in this presentation are “forward-looking statements” that are based on Pacific Ventures Group’s (“PACV” or the "Company") beliefs, assumptions, current expectations, estimates and projections. Forward looking statements involve known and unknown risks and uncertainties that may cause forecasted results to differ from actual results. Such risks include, but are not limited to market conditions, competitive factors, the ability to complete the proposed transaction, and other such related risks. PACV can give no assurances that any projections related to revenues, profit margins, or profits will be realized. Statements that are not historical fact, including, without limitation, statements which are preceded by, followed by, or include the words “believes,” “anticipates,” “plans,” “expects,” “estimates,” “may,” “should,” “intends,” or similar expressions are forward looking statements.

While the Company believes these assumptions, expectations, estimates, and projections are reasonable, such statements are subject to risks and uncertainties, certain of which are beyond our control, and therefore, actual results may differ materially. PACV believes that many of the risks detailed here are part of doing business in the industry in which we would operate and compete. Forward-looking statements only speak as of the date hereof and we do not undertake and expressly disclaim any obligation to update or release any revisions to any forward-looking statement whether as a result of new information, future events, or otherwise except as required by law. While we believe the information used in this presentation to be reliable, its accuracy has not been independently verified and cannot be guaranteed. PACV can give no assurances that any projections related to revenues, profit margins, or profits will be realized.

Investment Thesis

Customer centric food distribution platform for top quality proteins and produce

- Enterprise Value/revenue multiples: 2.4x for comparable stocks v. 0.4 for PACV
- International foods and hard to find items
- Customized meat processing: burger blends and non-standard cuts
- Diverse customer base:
  - Quick service restaurants
  - Fine dining
  - Entertainment venues
  - Retail

Revenue and profit growth strategies

- Modernize, centralize operations
- Upgrade sales infrastructure and production lines
- Cross pollinate with synergistic acquisitions
- Enhance product offerings with national supply partners





Pacific Ventures Asset Portfolio

Expansion through favorably priced acquisitions in 2018 and 2019

SAN DIEGO
FARMERS OUTLET

Acquisition Highlights

Acquired May 2018
Paid $1.075M
Multiple: 0.4x Sales, 2.7x EBITDA

Description

- Established 1983 in San Diego, CA
- Fresh fruits, vegetables, and specialty groceries
- Business mix: 60/40 wholesale to retail


JUICES
HONEY
MEXICAN FOOD
UCUMBERS
$1.99 LB
SPECIAL!
ROMA TOMATOES
99¢ Lb

SAN DIEGO
FARMERS OUTLET

Post Acquisition Growth

- Doubled sales from $2.2M to $4.5M in first year after acquisition
- Grew number of accounts by 35%
- Boosted avg revenue per customer through broadened selection



SAN DIEGO FARMERS OUTLET

Operational improvements

- Purchased new trucks to double sales territory from 50 to 100 miles
- $20,000 incremental revenue per month in first 12 months post acquisition
- Reduced operating expenses by $6,000 per month
- Reduced loss and spoilage
- Dynamic promotions



Acquisition Highlights

- Acquired December 2019
- Paid $4.91m
- Multiple 0.2x sales, 4x EBITDA
- Record sales in 2Q 2020 despite closure of prime customers due to pandemic

Description

- Established in 1980 in Spring Valley, CA
- USDA meat processing facility
- Focused on highest customer service and best quality
- Selection of meat, poultry, seafood, frozen foods, & spices



Post Acquistion Growth

- Cross selling of other products to meat customers
- Improved customer service
- Monthly revenue growing to higher highs despite Covid headwinds
- Increase margins through intended launch of direct-to-consumer (D2C) high quality meat and custom cuts



Operational Improvements

Production Line

- Redesigned production lines for greater efficiency
- New capital equipment increased profitability and decreased labor hours



SnöBar™

THE ORIGINAL FROZEN COCKTAIL

Alcohol infused popsicles and ice cream

Opportunity Description:

- First mover advantage in a new product category
- Significant barriers to entry with current liquor license
- Attractive take-out valuations for successful specialty liquor brands that achieve scale

Recent Investments

- Launching new website and ordering platform


SnöBar

COSMOPOLITAN **ICE POP**

14.68% ALCOHOL BY VOLUME I 6.41% PURE ALCOHOL CONTENT

Operational Plan

Revenue Enhancement Strategy

Cross Selling

Organic Growth

Acquistions

New Sales Channel

Revenue Enhancement Strategy

Cross Selling

Broader offerings are leading to more sales to current customers and greater profit per stop

SDFO -> Seaport

- SDFO -> Seaport
- Adding produce to Seaport accounts
- = $500- $1,000 per day in new sales in early tests

Seaport -> SDFO

- Adding Seaport Meat in SDFO retail store
- Test marketing new direct to consumner offerings at retail



Revenue Enhancement Strategy

Organic Growth

- Full-service offerings are attracting new customers
- Can now compete with Broad lines (Sysco, US Foods)
- 2 big new wins in the region
  - Added 100 new stores with these customers

Acquisition

- Disciplined approach to finding successful lifestyle business that have:
  - Stabilized sales and profits
  - Motivated sellers
  - Attractive valuations
  - Expands regional footprint



Direct to consumer product launch

- Deliver quality meat products straight from the processor

Productivity Enhancement Strategy

Production & Inventory Improvements

- Reconfigure production lines
  - Change processing layout
  - Add new machines
  - Target return on investment: 10x
- Reduce loss and spoilage
  - Upgrade order and inventory software

Expense Management

- Centralized overhead costs
- More targeted and timely promotions
- Training sales force on expanded product line


FOOD DELIVERY

COVID Impacts and Adaptation

- **Customer mix changing due to COVID driven market trends**
  - Key SoCal accounts on lockdown
  - Reposition with new accounts that are open
  - Customer retention is strong during reopening phase
- **It is working**
  - Crossed high water mark for monthly Pre-Covid sales
  - Over $3m per month in late 2Q
- **Supply chain**
  - Able to procure meat supply when competitors were closing their doors.



Summary and Valuation

Acquisition strategy a success despite COVID headwinds

- Acquired stable and mature assets at attractive prices
- Growing sales
- Managing costs
- Right investments for long term growth

Public Competitors Enterprise Value/Sales Multiples

DATA AS OF 6/30/20

PERFORMANCE FOOD GROUP (PFGC)	1.3x
US FOODS (USFD)	2.1x
SYSCO (SYY)	4.2x
SPARTAN NASH (SPTN)	0.8x
GROUP AVERAGE	**2.1x**
PACIFIC VENTURES (PACV)	**0.4x***

* based on $30M revenue run rate ($15m in YTD sales through 6/30)